SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC. (Exact Name of Registrant as Specified in Its Charter)	CITIGROUP FUNDING INC. (Exact Name of Registrant as Specified in Its Charter)	SAFETY FIRST TRUST SERIES 2006-1 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	DELAWARE (State of Incorporation or Organization)	DELAWARE (State of Incorporation or Organization)

52-1568099 (I.R.S. Employer Identification no.)	42-1658283 (I.R.S. Employer Identification no.)	42-6664144 (I.R.S. Employer Identification no.)
399 Park Avenue
New York, New York 10043
(Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-135867, 333-135867-10 and 333-135867-11
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Principal-Protected Trust Certificates Linked to the Dow Jones Industrial AverageSM and the Nikkei 225 Stock AverageSM Due May 26, 2010	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.
     For a description of the Principal-Protected Trust Certificates Linked to Dow Jones Industrial AverageSM and the Nikkei 225 Stock AverageSM Due May 26, 2010 (the “Certificates”), reference is made to the information under the headings “Summary Information — Q&A,” “Risk Factors” and “Description of the Certificates” on pages 2 through 10, 11 through 18 and 25 through 39, respectively, of the Registrants’ Prospectus and Pricing Supplement, dated November 24, 2006 (Registration Nos. 333-135867, 333-135867-10 and 333-135867-11), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
     99(A). Prospectus and Pricing Supplement describing the Certificates, dated November 24, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated November 28, 2006.
     99(B). Certificate of Trust of Safety First Trust Series 2006-1 incorporated by reference to Exhibit 3(j) to the Registrants’ automatic shelf registration statement on Form S-3 filed on July 19, 2006 (Registration Nos. 333-135867, 333-135867-10 and 333-135867-11) (the “Registration Statement”).
     99(C). Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.
     99(D). Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.
     99(E). Form of Certificate Representing the Certificates (included in Exhibit 99(C)).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc. (Registrant)
	By:	/s/ Charles E. Wainhouse
		Name:	Charles E. Wainhouse
		Title:	Assistant Treasurer

Citigroup Funding Inc. (Registrant)
	By:	/s/ Geoffrey S. Richards
		Name:	Geoffrey S. Richards
		Title:	Executive Vice President and Assistant Treasurer

Safety First Trust Series 2006-1 (Registrant)
Date: December 11, 2008	By:	/s/ Geoffrey S. Richards
		Name:	Geoffrey S. Richards
		Title:	Regular Trustee

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99(A).	Prospectus and Pricing Supplement describing the Certificates, dated November 24, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated November 28, 2006.

99(B).	Certificate of Trust of Safety First Trust Series 2006-1, incorporated by reference to Exhibit 3(j) to the Registration Statement.

99(C).	Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.

99(D).	Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.

99(E).	Form of Certificate Representing the Certificates (included in Exhibit 99(C)).

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